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                                                                   EXHIBIT 10.10

                      [BURLINGTON RESOURCES LETTERHEAD]


HAROLD E. HAUNSCHILD
Vice President Human Reources

                                                                December 7, 1994

Mr. Thomas H. O'Leary
5051 Westheimer
Houston, Texas 77056-2124


Dear Tom:

         Your Employment Agreement with Burlington Resources Inc. (the "Company") is dated October 20, 1988 and was previously amended on February 22, 1989, December 6, 1991, and December 8, 1993. The Employment Agreement, as previously amended, will be referred to herein as the "Agreement". The Board of Directors of the Company (the "Board") has deemed it advisable and in the best interests of the Company and its stockholders to further amend the Agreement with respect to the matters addressed herein. Accordingly, this letter, when accepted by you in the space provided below, will amend the agreement in the following particulars:

                1. Term. The term of the Agreement is hereby extended through December 15, 1996, unless sooner terminated by death, permanent disabilities or the mutual agreement of the parties.

                2. Pension Benefit. The vested supplemental pension benefit described in Section 4 of the Agreement shall be calculated and paid as if you had retired on December 31, 1994, without regard to the actual date of your retirement, death or permanent disability. Such payment shall be made in one lump sum and shall be paid promptly after your retirement, death or permanent disability.

                3. Enforcement. In the event that either party to the Agreement is reasonably required to bring suit to enforce any of the terms of the Agreement, as amended, the party determined to be in breach or default shall pay the reasonable attorney's fees and costs of the prevailing party.

         This amendatory letter agreement shall be binding upon and inure to the benefit of Thomas H. O'Leary and the Company and its successors and assigns. The term "successor" shall include, without limitation, any corporation which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of the Company. As amended hereby, the agreement shall remain in full force and effect in accordance with its terms.
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Mr. Thomas H. O'Leary
December 7, 1994
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         If this letter correctly sets forth our agreement with respect to the subject matter hereof, please sign the original and return it to me. Please retain a copy for your records.

                                                VERY TRULY YOURS,

                                                BURLINGTON RESOURCES INC.

                                                    /s/ HAROLD E. HAUNSCHILD
                                                By:_____________________________
                                                        Vice President
                                                Its:____________________________


ACCEPTED AND AGREED TO
this 7th day of December, 1994.



/s/  THOMAS H. O'LEARY
____________________________
THOMAS H. O'LEARY